UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2023

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave., Westerville, Ohio 43082

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2023, Vertiv Holdings Co, a Delaware corporation (the “Company”), VPE Holdings, LLC (the “Selling Shareholder”) and BofA Securities, Inc. (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth therein, 20,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of the Company.

The Selling Shareholder completed the sale of an aggregate of 20,000,000 shares of Class A common stock to the Underwriter on August 9, 2023. The Selling Shareholder received net proceeds from the offering of approximately $698,200,000, before estimated offering expenses. The Company did not receive any proceeds in the offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Shareholder and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company and the Selling Shareholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

Pursuant to the Underwriting Agreement, the Company, the directors and officers of the Company and certain affiliates of the Company have agreed not to sell or otherwise dispose of any Class A common stock held by them for a period ending 30 days after the date of the Underwriting Agreement without first obtaining the written consent of the representatives of the Underwriter, subject to certain exceptions. In addition, the Selling Shareholder has agreed to the same restrictions (described above) for a period ending 60 days after the date of the Underwriting Agreement.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-236334), a base prospectus, dated May 10, 2021, included as part of the registration statement, the press release, dated August 7, 2023, filed by the Company as a free writing prospectus with the Securities and Exchange Commission pursuant to Rule 433 under the Securities Act and a prospectus supplement, dated August 7, 2023, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company or the Selling Shareholder. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Latham & Watkins LLP relating to the validity of the Class A common stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated August 7, 2023, by and among Vertiv Holdings Co, VPE Holdings, LLC and BofA Securities, Inc.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	Vertiv Holdings Co

/s/ David Fallon
Name: David J. Fallon
Title: Chief Financial Officer